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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 22, 2004

                                IMPROVENET, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     000-29927                77-0452868
 (State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

           10799 N. 90th Street, Suite 200
                 Scottsdale, Arizona                                85260
       (Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code: 480-346-0000

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 22, 2004, the Board of Directors of ImproveNet, Inc. (the "Company") approved a licensing agreement with Karen S. Bishop (the "Licensor") which was amended on September 24 and September 27, 2004 (the "Licensing Agreement"). There is no material relationship between the parties outside of the Licensing Agreement. The license granted to the Company by Licensor is for the exclusive right to use a service mark, a telephone number and domain names within a specified territory (the "Licensed Property"). The Licensor receives a percentage of the gross revenue generated from the Company's use of the Licensed Property paid on a monthly basis during the term of the Licensing Agreement and is subject to annual minimum payments to Licensor as set forth in the Licensing Agreement. The Company has an option to purchase the Licensed Property. The term of the Licensing Agreement is for 100 years subject to the following early termination provisions: The Company may terminate the Licensing Agreement at its election or upon exercise of its option to purchase the Licensed Property. The Licensor may terminate the Licensing Agreement for (i) the Company's failure to make required payments timely, (ii) the Company's failure to comply with its obligations under the Licensing Agreement after written notice of such failure, or (iii) the proper revocation or suspension of the Company's authority to do business in its state of incorporation or the state where its principal office is located.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImproveNet, Inc.

Date: September 28, 2004

By: /s/ Jeffrey Rassas
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    Name:  Jeffrey Rassas
    Title: Chief Executive Officer





                                  END OF FILING